UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

December 14, 2012

Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 14, 2012, (i) we and Robert B. Jones, our President and Chief Executive Officer entered into an amendment (the “Jones Amendment”) to his employment agreement dated March 18, 2008 (together with the prior amendment, the “Jones Agreement”) and (ii) we and Peter A. Clemens, our Chief Financial Officer and Senior Vice President entered into an amendment (the “Clemens Amendment”, and together with the Jones Amendment, the “Amendments”) to his employment agreement dated March 10, 1998 (together with the prior amendments, the “Clemens Agreement”).

The Amendments were entered into in reliance on the Proposed Regulations to Section 409A of the Internal Revenue Code, and the regulations thereunder (“Section 409A”) and, among other things, are intended to make sure that certain payments on termination to which Mr. Clemens or Mr. Jones have not yet vested are made on the same schedule and with a six month delay, where required under Section 409A for “specified employees” and to otherwise comply with Section 409A. Both Mr. Jones and Mr. Clemens are currently “specified employees.” The Amendments did not increase any amounts to which either Mr. Jones or Mr. Clemens is entitled but did adjust the timing of certain payments depending on whether or not Mr. Clemens or Mr. Jones are “specified employees” at termination. A summary of the significant changes to the schedule of payments is set forth in the tables below.

Robert B. Jones

Termination Trigger	Payment Schedule Prior to Jones Amendment		Payment Schedule After Giving Effect to Jones Amendment
	Severance	Portion of Bonus to Which Mr. Jones May be Entitled	Severance and Portion of Bonus to Which Mr. Jones May be Entitled
Without Cause	Equal monthly installments over 12 months, except if it would cause amounts to exceed certain limits then excess that was supposed to be paid in first six months is paid 6 months after termination	30 days after termination	½ payable, 6 months and 1 day after termination and remainder payable in 6 monthly installments, if Jones is “specified employee.” If not a “specified employee,” then in 12 equal monthly installments.
Good Reason	Same as Without Cause	30 days after termination
Voluntary or Involuntary Termination after a change of control that is not a 409A Change of Control* or more than Two Years After a 409A Change of Control	Six months and one day after termination	30 days after termination
Voluntary or Involuntary Termination Within Two Years After a 409A Change of Control	31 days after change of control	30 days after termination	Six months and 1 day after termination, if Mr. Jones is a “specified employee”, otherwise 31 days after termination

*A 409A Change of Control is. a change in ownership, change in effective control or a change in ownership of a substantial portion of assets as construed under the regulations to Section 409A.

PETER A. CLEMENS

Termination Trigger	Payment Schedule Prior to Clemens Amendment		Payment Schedule After Giving Effect to Clemens Amendment
	Severance	Portion of Bonus to Which Mr. Clemens May be Entitled	Severance and Portion of Bonus to Which Mr. Clemens May be Entitled
Without Cause	30 days after termination	30 days after termination	6 months and 1 day after termination, if Clemens is “specified employee”, under Section 409A, otherwise 30 days after termination.
Good Reason	Six months and one day after termination	Six months and one day after termination
Voluntary or Involuntary Termination after a change of control that is not a 409A Change of Control* or more than Two Years After a 409A Change of Control	Six months and one day after termination	Six months and one day after termination
Voluntary or Involuntary Termination Within Two Years After a 409A Change of Control	Six months and one day after termination	Six months and one day after termination

There are also special provisions for certain payments in the event Mr. Jones or Mr. Clemens dies within six months after termination.

The foregoing is merely a summary of the material terms of the Amendments, and does not purport to be complete. Reference is made to the attached Exhibits for the full terms of the Amendments.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement of Robert B. Jones

10.2	Sixth Amendment to Employment Agreement of Peter A. Clemens

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

	By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: December 14, 2012

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement of Robert B. Jones

10.2	Sixth Amendment to Employment Agreement of Peter A. Clemens